Exhibit 99.1

LifeMD Teams with a Leading Provider of Diagnostic Services and Axle Health to Deliver Telehealth Access to At-Home Diagnostics

Patients Gain Access to Comprehensive Suite of Laboratory and Diagnostic Services at Preferred Pricing, Performed in the Comfort and Convenience of Home

NEW YORK, July 15, 2021 — LifeMD, Inc. (NASDAQ: LFMD), a leading direct-to-patient telehealth company, has teamed with the world’s leading provider of laboratory diagnostic services and Axle Health, a technology leader in in-home healthcare, to deliver telehealth access to diagnostic laboratory testing services.

Patients of LifeMD’s affiliated providers gain access to more than 150 of the most ordered laboratory tests at substantially discounted prices, and which can be completed in the comfort, safety, and convenience of their home or office. This includes urine sample collection and blood draws performed by Axle’s highly trained healthcare professionals, who will ensure secure and timely delivery to local labs. Patients can also visit any of more than 2,200 lab service centers located nationwide.

“Adding laboratory diagnostics services to our LifeMD telehealth platform greatly advances our mission of fundamentally changing the way healthcare is accessed, delivered, and afforded,” noted LifeMD’s chief medical officer, Dr. Anthony Puopolo. “We know that early diagnosis can be critical to creating the best healthcare outcomes. We believe that through our partnership with two of the nation’s leading care providers, we can deliver diagnostics in a way that can better support early diagnosis and thereby have a profound impact on the health and well-being of patients.”

Axle Health’s co-founder and COO, Adam Stansell, commented: “LifeMD shares our forward-thinking approach to healthcare and commitment to providing the best in patient services. This new level of personalized services represents the next evolution of healthcare by bridging the gap between virtual and in-person care. It enables patients to take better care of their health and of their loved ones.”

“This unique technology integration of our respective healthcare platforms will provide our physicians timely and accurate diagnostic information critical to providing the highest quality health care,” said LifeMD CEO, Justin Schreiber. “Direct-to-patient diagnostics will play a major role in making LifeMD the best in virtual primary care, while also supporting the continued expansion of our portfolio of condition-specific telemedicine offerings.”

About Axle Health

Axle Health enables any healthcare company to offer in-home visits to their patients. Axle provides the software platform, operational management, and network of healthcare professionals to handle in-home care, so providers can maintain lasting relationships with their patients over video and chat, while Axle provides physical services in their home. To learn more, visit www.axlehealth.com.

About LifeMD

LifeMD, Inc. is a rapidly growing, direct-to-patient, telehealth company offering virtual medical care across all 50 states. LifeMD’s telemedicine platform enables virtual access to affordable and convenient medical treatment from licensed providers and, when appropriate, prescription medications and over-the-counter products delivered directly to the patient’s home. To learn more, visit www.LifeMD.com

Cautionary Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects—both business and financial. While we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to LifeMD, Inc., or a person acting on its behalf, are expressly qualified in their entirety by this cautionary language.

Company Contact

LifeMD, Inc.

Marc Benathen, CFO

marc@lifemd.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com